EXHIBIT 3.2
                                   BY-LAWS OF

                                   UMDN, INC.

                            (a Delaware corporation)

                                   UMDN, INC.
                            (a Delaware corporation)
                                     BY-LAWS

                                    ARTICLE I
                                    ---------

         SECTION 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be in the State of California. The Board shall cause to be maintained a registered agent in Delaware as required by the General Corporation Law of Delaware.
         SECTION 2. OTHER OFFICES. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without California, as the Board shall from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                   ----------
                             MEETING OF STOCKHOLDERS
                             -----------------------

         SECTION 1. ANNUAL MEETING. A meeting of stockholders shall be held annually for the election of Directors and for the transaction of such other business as may be determined by the Board and designated in the notice of meeting.
         SECTION 2. SPECIAL MEETINGS. Special meetings of the Stockholders, unless otherwise prescribed by statute, may be called at any time by the President or Secretary at the written request of a majority of the Board of Directors. At any special meeting of Stockholders, only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 3 of this Article II or in any waiver of notice thereof given pursuant to Section 9 of this Article II.
         SECTION 3. NOTICE OF MEETINGS. Notice of the place, date and time of the holding of each annual and special meeting of the Stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each Stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting. If mailed, it shall be deposited in the mails within the above mentioned period and directed to such Stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of Stockholders shall not be required to be given to any person who may become a Stockholder of record after the mailing of such notice and prior to the meeting, or to any Stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix, after adjournment, a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.
         SECTION 4. PLACE OF MEETINGS. Meetings of the Stockholders may be held at such place, within or without the State of California, as the Board or the Officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.
         SECTION 5. QUORUM. At all meetings of the Stockholders the holders of one-third of the votes of the shares of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business. Where any separate vote by class or classes is required, a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy to constitute a quorum, except as otherwise provided by statute or in the Certificate of Incorporation. In the absence of a quorum, the holders of a majority of the votes of the shares present in person or by proxy and entitled to vote, or if no Stockholder entitled to vote is present, then any Officer of the Corporation may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.
         SECTION 6. ORGANIZATION. At each meeting of the Stockholders the Chairman of the Board of Directors, or, in his absence or inability to act, the Vice Chairman of the Board of Directors, or, in his absence or inability to act, the President or Executive Vice President, or, in the absence or inability to act of all of the foregoing, any person chosen by a majority of those Stockholders present, shall act as Chairperson of the meeting. The Secretary, or, in his absence or inability to act, any person appointed by the Chairperson of the meeting shall act as secretary of the meeting and keep the minutes thereof.
         SECTION 7. ORDER OF BUSINESS. The order of business at all meetings of the Stockholders shall be as determined by the Chairperson of the meeting.
         SECTION 8. VOTING. Except as otherwise provided by statute or the Certificate of Incorporation, each holder of record of shares of the Corporation having voting power shall be entitled to one vote for every share standing in his name on the record of Stockholders of the Corporation on the date fixed by the Board as the record date for the determination of the Stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each Stockholder entitled to vote at any meeting of Stockholders may authorize another person or persons to act for him by a proxy signed by such Stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Except as otherwise provided by statute, these by-laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the Stockholders shall be authorized by a majority of the total votes, or when Stockholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of Stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the Chairperson of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the Stockholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted.
         SECTION 9. WAIVERS OF NOTICE. Whenever notice is required to be given to any Stockholder under any provision of the General Corporation Law or the Certificate of Incorporation or the By-laws, a written waiver thereof, signed by the Stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any written waiver of notice.

         SECTION 10. LIST OF STOCKHOLDERS. The Officer who has charge of the share ledger of the Corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, at the time and place of the meeting during the whole time thereof, and may be inspected upon request thereat or prior thereto by any Stockholder.
         SECTION 11. INSPECTORS. The Board may, in advance of any meeting of Stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the Chairperson of the meeting may, and on the request of any Stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Stockholders. On request of the Chairperson of the meeting or any Stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors may, but need not, be Stockholders.

                                   ARTICLE III
                                   -----------
                               BOARD OF DIRECTORS
                               ------------------

         SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the Stockholders. No corporate action shall be taken without the approval of the Board.

         SECTION 2. NUMBER. Qualifications and Term of Directors.
              (a) The Board shall consist of one or more members. The total number of Directors shall be fixed initially by the incorporator and may thereafter be changed from time to time by action of the Stockholders or by actions of the Board. Directors need not be Stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.
              (b) Except as herein or in the Certificate of Incorporation otherwise provided, the members of the Board shall be elected by a plurality of votes at a meeting of the Stockholders entitled to vote in such election. The initial members of the Board shall be appointed by the incorporator or incorporators of the Company.
         SECTION 3. PLACE OF MEETINGS. Meetings of the Board may be held at such place, within or without the State of California, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.
         SECTION 4. ANNUAL MEETING. The Board shall meet for the purpose of organization, the election of Officers and the transaction of other business, as soon as practicable after each annual meeting of the Stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.

         SECTION 5. REGULAR MEETINGS. Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these by-laws.
         SECTION 6. SPECIAL MEETINGS. Special meetings of the Board may be called by any two or more of the Directors of the Corporation, by the President or Secretary.
         SECTION 7. NOTICE OF MEETINGS. Notice of each meeting of the Board shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each Director either personally or by telephone, telegraph, cable or wireless, at least seventy-two hours before the time at which such meeting is to be held or by first class mail, postage prepaid, addressed to him at his residence, or usual place of business, at least fifteen days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any Director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by these by-laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.
         SECTION 8. QUORUM AND MANNER OF ACTING. One-third of the entire Board shall constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the Directors present thereat, or if no Director be present, the Secretary may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board, need not be held. At any adjourned meeting at which a quorum is present, any business may be transaction that could have been transacted at the meeting as originally called. Except as provided in Article IV of these by-laws, the Directors shall act only as a Board, and the individual Directors shall have no power as such.
         SECTION 9. ORGANIZATION. At each meeting of the Board, the Chairman of the Board (or, in his absence or inability to act, the Vice Chairman or, in his absence or inability to act, the President or another Director chosen by a majority of the Directors present) shall act as Chairperson of the meeting and preside thereat. The Secretary (or in his absence or inability to act, any person appointed by the Chairperson) shall act as Secretary of the meeting and keep the minutes thereof.
         SECTION 10. RESIGNATIONS. Any Director of the Corporation may resign at any time by giving written notice of his resignation to the Chairman of the Board. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
         SECTION 11. VACANCIES. Vacancies occurring by reason of an increase in the number of Directors or by reason of death, resignation, disqualification or removal of any Director, or otherwise, may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining
Director,  and the  Directors  so chosen  shall hold  office  for the  unexpired portion of the term and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute. Except as otherwise provided in these by-laws, when one or more Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have full power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.
         SECTION 12. REMOVAL OF DIRECTORS. Subject to the provisions of Section 141(k) of the General Corporation Law, any Director may be removed, with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding shares entitled to vote at an election of Directors.
         SECTION 13. COMPENSATION. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of Directors for services to the Corporation in any capacity, provided no such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.
         SECTION 14. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee
         SECTION 15. ACTION BY CONFERENCE TELEPHONE. Members of the Board or any committee may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting may hear each other, and such participation shall constitute presence in person at such meeting.

                                   ARTICLE IV
                                   ----------
                         EXECUTIVE AND OTHER COMMITTEES
                         ------------------------------



         SECTION 1. EXECUTIVE AND OTHER COMMITTEES. The Board may, by resolution passed by a majority of a quorum but not less than one-third of the entire Board, designate one or more committees, to act on behalf and in the place and stead of the Board in accordance with the terms of such committee's scope of authority and mandates set forth in such resolution or otherwise by the Board.
         SECTION 2. GENERAL. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article III, Section 7. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not Directors of the Corporation; provided, however, that no such committee shall have or exercise any authority of the Board.

                                    ARTICLE V
                                    ---------
                                    OFFICERS
                                    --------


         SECTION 1. NUMBER AND QUALIFICATIONS. The Board shall elect a President, Secretary and Treasurer and may elect a Chairman, a Vice-Chairman, one or more Vice-Presidents and such other officers as it deems appropriate. Any two or more offices may be held by the same person, except for the offices of President and Secretary. Each Officer shall hold his office until his successor is elected and qualified or until his earlier death, resignation or removal in the manner provided in Section 3 of this Article V. Such other Officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board.
         SECTION 2. RESIGNATIONS. Any Officer of the Corporation may resign at any time by giving written notice of his resignation to the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3. REMOVAL. Any Officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board or, except in the case of an Officer or agent elected or appointed by the Board, by the President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.
         SECTION 4. VACANCIES. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these by-laws for the regular election or appointment to such office.
         SECTION 5. THE CHAIRMAN AND VICE CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman, if any, or, in his absence or inability to act, the Vice Chairman, if any, of the Board of Directors shall be the Chief Executive Officer of the Corporation and shall preside over and direct the administration of all meetings of Stockholders and Directors and the actions of the Officers of the Corporation. He shall be responsible for the execution of the over-all business direction of the Corporation as established by the Board of Directors from time to time.
         SECTION 6. THE PRESIDENT. The President shall be the Chief Operating Officer of the Corporation and shall be an official member of all committees of the Board. He shall direct, administer and coordinate the businesses of the Corporation and its subsidiaries. He shall have supervision of the affairs of the Corporation and over all of its Officers (except the Chairman and Vice Chairman of the Board). He shall at each annual meeting and from time to time report to the Stockholders and to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to their notice; shall sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts, or other instruments authorized by the Board of Directors, except where the signature and execution thereof shall be expressly delegated by the Board or by these by-laws to some other Officer or agent of the Corporation. He shall perform such other duties as may be from time to time assigned by the Chairman of the Board or by the Board, and in general shall perform all duties incident to the office of President.
         SECTION 7. VICE PRESIDENTS. Each Vice President shall have such powers and perform all such duties as from time to time may be assigned to him by the Chairman or Vice Chairman of the Board, the Board, or the President.
         SECTION 8. THE TREASURER. The Treasurer shall be the Chief Financial Officer of the Corporation and shall exercise general supervision over the receipt, custody and disbursement of corporate funds. He shall have such further powers and duties as may be conferred upon him from time to time by the Chairman of the Board, the Board or the President.
         SECTION 9.  THE SECRETARY.  The Secretary shall:
              (a) record and keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the Stockholders;
              (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law;
              (c) be custodian of the records of the Corporation;
              (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
              (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chairman of the Board, the Board, or the President or any Vice President.
         SECTION 10. ASSISTANT SECRETARIES. At the request of the Secretary, or in his absence or disability, an Assistant Secretary, if any, shall have power to perform all the duties of the Secretary, and when so acting, shall have all the powers of, and be subject to all restriction upon, the Secretary. Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Secretary.
         SECTION 11. OFFICERS' BONDS OR OTHER SECURITY. If required by the Board, any Officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.
         SECTION 12. COMPENSATION. The compensation of the Officers of the Corporation for their services as such Officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the President the power to fix the compensation of Officers and agents appointed by the President. An Officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a Director of the Corporation, but any such Officer who shall also be a Director shall not have any vote in the determination of the amount of compensation paid to him.

                                   ARTICLE VI
                                   ----------
                          LIABILITY AND INDEMNIFICATION
                          -----------------------------


         SECTION  1.  LIABILITY  FOR  ACTS  OR  OMISSIONS.  A  Director  of  the
Corporation shall not be personally liable to the Corporation or its Stockholders for damages for any breach of fiduciary duty as a Director or Officer; provided that, except as hereinafter provided, this Article shall neither eliminate nor limit liability if a judgment or final adjudication adverse to the Director or Officer establishes that (i) the Director or Officer breached his duty of loyalty to the Corporation or its Stockholders, (ii) the Directors or Officer's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, (iii) the Director or Officer personally gained in fact a financial profit or other advantage to which the Director or Officer was not legally entitled, or (iv) the Director or

Officer is liable under Section 174 of the Delaware General Corporation Law. If the Corporation hereafter may by law be permitted to further eliminate or limit the personal liability of Directors or Officers, then pursuant hereto the liability of a Director and an Officer of the Corporation shall, at such time, automatically be further eliminated or limited to the fullest extent permitted by law. Any repeal of or modification to the provisions of this Article shall not adversely affect any right or protection of a Director or Officer of the Corporation existing pursuant to this Article immediately prior to such repeal or modification.
         SECTION 2. INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law or other applicable laws and upon the required determination that the Officer or Director is so entitled, indemnify any and all of its Directors and Officers whom it shall have power to indemnify under said laws from and against any and all expenses, liabilities or other matters referred to in or covered by such laws, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which such Officers or Directors so indemnified may be entitled under any by-law, agreement, vote of Stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity by holding such office, and shall continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding the foregoing, the Corporation shall not advance the expenses of any person under
Section 145(e) of the Delaware General Corporation Law without the authorization of a majority of the Directors of the Corporation who are not parties to the action, suit or proceeding to which the Officer or Director requesting such advance is subject.

                                   ARTICLE VII
                                   -----------
                 CONTRACTS. CHECKS. DRAFTS. BANK ACCOUNTS, ETC.
                 ----------------------------------------------

         SECTION 1. EXECUTION OF CONTRACTS. Except as otherwise required by statute, the Certificate of Incorporation or these by-laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such Officer or Officers (including any assistant Officer of the Corporation) as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these by-laws, an Officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.
         SECTION 2. LOANS. When authorized by the Board, any Officer or Officers of the Corporation may effect loans and advances for the Corporation from any bank, trust company or other institution, or from any firm, Corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, and may mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation.
         SECTION 3. CHECKS. DRAFTS. ETC. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.
         SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any Officer or Officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any Officer or agent of the Corporation, or in such other manner as the Board may determine by resolution.
         SECTION 5. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any Officer or Officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these by-laws, as it may deem expedient.
         SECTION 6. PROXIES IN RESECT OF SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by resolution adopted by a majority of the Board, the President shall, from time to time, in the name and on behalf of the Corporation cast the votes which the Corporation may be entitled to cast as the holder of shares or other securities in any other corporation any of whose shares or other securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or consent in writing, in favor of the election to the board of directors of such other corporation of the election as Directors of such other corporation and of each of the persons who, from time to time, are Directors of the corporation.

                                  ARTICLE VIII
                                  ------------
                                  SHARES, ETC.
                                  ------------

         SECTION 1. SHARE CERTIFICATES. Each holder of shares of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of the Corporation owned by him. The certificates representing shares shall be signed in the name of the Corporation by the President or Vice President and by the Secretary or an Assistant Secretary or the Treasurer; provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or is registered by a registrar other than the Corporation or one of its employees, any other signatures on such. Certificates may be facsimiles, engraved or printed. In case any Officer, transfer agent or registrar who shall have signed or whose facsimile signature has been placed upon such certificates no longer holds such office, the shares may nevertheless be issued by the Corporation with the same effect as if such Officer were still in office at the date of their issue.
         SECTION 2. BOOKS OF ACCOUNT AND RECORD OF STOCKHOLDERS. The books and records of the Corporation may be kept at such places, within or without the State of California, as the Board may from time to time determine. The share record books and the blank share certificate books shall be kept by the Secretary or by any other Officer or agent designated by the Board.
         SECTION 3. TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be made on the share records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed share transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of Stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such Stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.
         SECTION 4. REGULATIONS. The Board may make such additional rules and regulations, not inconsistent with these by-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Corporation. It may appoint, or authorize any Officer or Officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.
         SECTION 5. LOST DESTROYED OR MUTILATED CERTIFICATES. The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of shares in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed, or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.
         SECTION 6. FIXING RECORD DATE. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed by the Board, the record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.


                                   ARTICLE IX
                                   ----------
                            PRONOUNS AND OTHER USAGE
                            ------------------------

         Each term stated herein shall include,  as appropriate,  the plural and
the  singular,  and  pronouns  stated  in  the  masculine,   shall  include,  as
appropriate, the neuter, masculine and feminine.


                                    ARTICLE X
                                    ---------
                                   AMENDMENTS
                                   ----------

         SECTION 1. BY STOCKHOLDERS. These by-laws may be amended or repealed, or new by-laws may be adopted, at any annual or special meeting of the Stockholders, by a majority of the total votes of the Stockholders and by a majority of the total votes of each class of shares, present in person or by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these by-laws, which notice shall mention that amendment or repeal of these by-laws.
         SECTION 2. BY DIRECTORS. The Board shall have power to make, adopt, alter, amend and repeal from time to time by-laws of the Corporation; provided, however, that the Stockholders entitled to vote with respect thereto as in this

Article X above provided may alter, amend or repeal by-laws made by the Board and may from time to time limit or define the right of the Board to alter, amend or repeal any by-law or by-laws made or adopted by the Stockholders.